Exhibit 1.01

Tennant Company

Conflict Minerals Report

For The Year Ended December 31, 2015

1. Introduction

This report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the 3TG and whether or not they fund armed conflict.

If a registrant can establish that the 3TG originated from sources other than the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or from recycled or scrap sources, they must submit a Form SD that describes the Reasonable Country of Origin Inquiry (“RCOI”) completed.

If a registrant has reason to believe that any of the 3TG in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those 3TG, then the registrant must exercise due diligence on the 3TGs source and chain of custody. The registrant must annually submit a Conflict Minerals Report (“CMR”) to the SEC that includes a description of those due diligence measures.

In April 2014, the Securities and Exchange Commission provided written guidance that explained that only companies who elect to claim that their products are “Conflict Free” are subject to an independent private sector audit. Tennant is not making such claim. Consequently, this report presented herein was not audited.

Company Overview

This report has been prepared by management of Tennant Company, a Minnesota corporation that was founded in 1870 and incorporated in 1909 (herein referred to as “Tennant,” the “Company,” “we,” “us” or “our”). The information includes the activities of all subsidiaries that are required to be consolidated.

Tennant is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, significantly reduce their environmental impact and help create a cleaner, safer, healthier world. Tennant is committed to creating and commercializing breakthrough, sustainable cleaning innovations to enhance its broad suite of products including: floor maintenance and outdoor cleaning equipment, chemical-free and other sustainable cleaning technologies, aftermarket parts and consumables, equipment maintenance and repair service, and specialty surface coatings.

Our suite of offerings are marketed and sold under the following brands: Tennant®, Nobles®, Alfa Uma Empresa Tennant™ and Orbio®. The Orbio brand of products and solutions is developed and managed by Orbio Technologies, a group we created to focus on expanding the opportunities for a category of sustainable On-Site Generation (OSG) technologies that create and dispense effective cleaning and antimicrobial solutions on site within a facility.

The products that we manufacture that are subject to the reporting obligations of the Rule contain 3TG of unknown origin. We have not been able to determine whether the 3TG used in our products came from recycled or scrap sources, the facilities used to process these minerals, their country of origin or their mine or location of origin.

Because of our size, the complexity of our products and the dynamic depth and breadth of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Accordingly, we participate in a number of industry-wide initiatives as described below.

In accordance with The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and the related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”) and the Rule, this report is available on our website http://investors.tennantco.com/reports/sec-filings/default.aspx.

Company Management Systems

a.	Conflict Minerals Policy

We have a Conflict Minerals Policy located in the Sustainability section of our public website http://www.tennantco.com/am-en/Pages/Company/sustainability.aspx.

Internal Team

Tennant has established a management system for 3TG. Our management system includes an Oversight Committee sponsored by the General Counsel, as well as management-level representatives. This group meets as needed to gauge progress, approve extraordinary spending and to coordinate communication to the Audit Committee of the Board of Directors. Additionally, a Core Team consisting of subject matter experts, as required, from engineering, global sourcing, product regulatory, corporate communications, legal and risk management meets on a regular basis to actually execute the Conflict Minerals Program (RCOI and due diligence). The Core Team is led by the Product Regulatory Affairs Department.

b.	Control Systems

As we do not typically have a direct relationship with 3TG smelters and refiners, and because we are the only SEC-reporting company within our industry peer group, we initiated a Conflict Minerals Task Force in the Twin Cities (Minneapolis-St. Paul) for the purpose of aligning our approach and establishing best practices with other reputable firms in scope of Section 1502 of the Dodd-Frank Act. There are now 17 member companies, and the group meets as needed to discuss approaches and tools for compliance. Additionally, we are a member of the Conflict Free Sourcing Initiative, and, as a result, we have up-to-date information and access to developments in the following industry-wide initiatives: the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiatives (EICC-GeSI); the ITRI Tin Supply Chain Initiative (iTSCi); and the Public Private Alliance for Responsible Minerals Trade (PPA).

Controls include, but are not limited to, our Supplier Core Expectations, which outline expected behaviors for our supply chain partners, and our Corporate Sustainability Report, which establishes our position on several key metrics in this area.

c.	Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have updated language in our contracts with suppliers such that the conflict minerals disclosure, together with other emerging supply chain transparency disclosures, is an up-front expectation to all current and new suppliers. We also vetted all supplier contact information for the RCOI with our first-tier suppliers. This has resulted in a more streamlined automation of the RCOI/due diligence process. Our RCOI process is described in more detail in section 2 below.

Grievance Mechanism

We have an Ethics Hotline whereby employees and suppliers can anonymously report violations of our policies.

Maintain Records

Tennant has a well-developed document retention schedule, and the records generated as a result of the Conflict Minerals Program will adhere to the thorough, existing schedule.

Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. As described above, we participate in, or have direct visibility to the following industry-wide initiatives to disclose upstream actors in the supply chain: the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiative (EICC-GeSI), the Conflict Free Sourcing Initiative (CFSI), the ITRI Tin Supply Chain Initiative (iTSCI), the Public Private Alliance for Responsible Minerals Trade (PPA) and the Twin Cities Conflict Minerals Taskforce.

Report on Supply Chain Due Diligence

We prepared this Conflict Minerals Report as Exhibit 1.01 to our Form SD.

2. Reasonable Country of Origin Inquiry

Supply Chain

Tennant has significant supply bases in the Americas, Europe and Asia Pacific. We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us - including sources of 3TG that are supplied to them from lower tier suppliers. As we enter into new contracts, or our contracts renew, we are adding a clause to require suppliers to provide information about the source of 3TG and smelters. It may take a number of years to ensure that all our supplier contracts contain appropriate flow-down clauses. In the meantime, as described below, we are working with selected suppliers to ensure they provide the 3TG sourcing information until the contracts can be amended.

Identify and Assess Risk in the Supply Chain

Tennant spent considerable time in 2013 creating a robust and sustainable process for the 3TG inquiries and subsequent due diligence. Foundational elements included:

•	Developing ownership, process steps and inquiry strategy for the RCOI;

•	Communicating to suppliers directly and via updated company policies; and

•	Scoping an integrated technology solution that would automate the RCOI and be scalable with our global supply base.

In 2013, we conducted a risk assessment of our supply chain to determine which material groups were likely candidates to contain at least one of the 3TG. Since 2013 we have continued to refresh the list of suppliers via on-going dialogue with our Global Supply group. From these assessments, the core team began focusing its program on the supplier subset identified (“first-tier”) and surveyed those suppliers.

Request for Information

Since 2014 we have been using a third party software solution to automate the RCOI process such that due diligence is more expedient and focused on the higher risk suppliers. Our software solution provides supplier training, auditable reporting/documentation and the ability to focus resources where risk dictates. The survey feature of this solution asks the supplier targeted questions consistent with the Electronic Industry Citizenship Coalition® (EICC®) and the Global e-Sustainability Initiative (GeSI) CFSI Reporting Template (“The Template”). Using this software solution in 2015, we increased the number of our direct suppliers surveyed. Of these suppliers, many will have 3TG in their respective supply chains. We are unable, with absolute assurance, to determine the origin of the 3TG in our products and therefore cannot exclude the possibility that some may have originated in the Covered Countries. For that reason, we are required under the Rule to submit to the SEC this CMR as an Exhibit to this Form SD.

Survey Responses
We reviewed the responses we received against criteria developed to determine which required further engagement with our suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported. We contacted selected direct suppliers on responses that we identified as incomplete, nonsensical or potentially untrustworthy and requested additional clarifying information.

The large majority of the responses received provided data at a company or divisional level or, as described above, were unable to specify the smelters or refiners used for components supplied to us. We are therefore unable to determine whether any of the 3TG reported by the suppliers was contained in components or parts supplied to us or to validate that any of these smelters or refiners (SOR) are actually in our supply chain.

Design and Implement a Strategy to Respond to Risks

As described in our Conflict Minerals Policy, we intend to engage suppliers found to be supplying us with 3TG from sources that support conflict in the Covered Countries to consider finding alternative sources of 3TG that do not support such conflict. As part of our risk management plan to ensure suppliers understand our expectations, we provide information in our RCOI communications and supplier agreements. As part of our Conflict Minerals Program, the Core Team is responsible for mentoring critical suppliers who may require additional education or guidance.

Risks are presented in several areas. First, there is a basic risk that our suppliers do not understand the Rule or the updated policies we have adopted regarding 3TG. As mentioned above, we will work with suppliers who have questions or concerns. The second risk is that the responses to our RCOI are not sufficient. This includes incomplete responses or lack of a response. The third risk arises as we verify the responses from suppliers against a list of strategic criteria. If a response falls outside acceptable boundaries, an inquiry is initiated. Finally, we have established a series of action steps to follow per our risk management plan, such that if a supplier proves unwilling or unable to verify or pursue a conflict-free supply chain, we will take corrective action. This makes up the fundamental, on-going activity of our Conflict Minerals Program. Updates to this program are provided regularly to executive management.

3. Design of Due Diligence Framework

Our due diligence framework has been designed to conform in all material respects with the framework in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and the related Supplements on Tin, Tantalum and Tungsten and on Gold.

4. Due Diligence Measures Performed

The due diligence measures performed include, but are not limited to:

•
Compared the smelter and refiner information received from our suppliers against the Conflict Free Sourcing Initiative (CFSI) list of smelters and refiners who have been audited and received a “conflict free” designation and the US Department of Commerce 2015 list of known smelters and refiners.

•	Compared CFSI’s list of active smelters and refiners with the list of SORs in our supply chain. Once we had a list of the SORs in our supply chain, we took two separate due diligence approaches:

◦	directly contacted several of these SORs and requested they work with CFSI to become compliant, and

◦	requested several of our suppliers send similar correspondence to the SORs in their supply chains, requesting the SORs work with CFSI to become compliant.

5. Steps to Be Taken to Mitigate Risk in 2016

We intend to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary 3TG in our products could benefit armed groups in the Covered Countries:

a. Work with CFSI to increase the number of compliant SORs.

b. Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.
c. Engage suppliers found to be supplying us with 3TG from sources that support conflict in the Covered Countries to consider finding alternative sources of 3TG that do not support such conflict.
d. Work with relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

6. Names and Locations of Smelters and Refiners

The table below lists the CFSI Smelter Information Exchange validated smelters and refiners identified in our suppliers’ survey responses for 2015.  The large majority of the responses provided data at a company or divisional level. Consequently, we are unable to verify which, if any, of these smelters or refiners provided 3TG contained in components or parts supplied to us, the countries of origin of the 3TG in such components or parts or to validate that any of these smelters or refiners are actually in our supply chain.

Metal	Standard Smelter Name	Smelter Location
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux S.A.	Switzerland
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	Republic of Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China

Metal	Standard Smelter Name	Smelter Location
Gold	Hwasung CJ Co., Ltd.	Republic of Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Asahi Refining USA Inc.	United States
Gold	Asahi Refining Canada Ltd.	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	Republic of Korea
Gold	SAMWON Metals Corp.	Republic of Korea

Metal	Standard Smelter Name	Smelter Location
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería S.A.	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	Republic of Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Gold	Morris and Watson	New Zealand
Gold	SAFINA A.S.	Czech Republic
Gold	Guangdong Jinding Gold Limited	China
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Faggi Enrico S.p.A.	Italy
Gold	Geib Refining Corporation	United States
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Republic Metals Corporation	United States
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	Poland
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Sudan Gold Refinery	Sudan
Gold	T.C.A S.p.A	Italy
Gold	Remondis Argentia B.V.	Netherlands
Gold	Tony Goetz NV	Belgium
Gold	Korea Zinc Co., Ltd.	Republic of Korea
Gold	SAAMP	France
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	AURA-II	United States
Gold	Bangalore Refinery	India

Metal	Standard Smelter Name	Smelter Location
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Kennametal Huntsville	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Niagara Refining LLC	United States
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Woltech Korea Co., Ltd.	Republic of Korea
Tungsten	Moliren Ltd	Russian Federation

Metal	Standard Smelter Name	Smelter Location
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Zhuzhou Cemented Carbide	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	Plansee SE Liezen	Austria
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Plansee SE Reutte	Austria
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	KEMET Blue Powder	United States
Tantalum	Tranzact, Inc.	United States
Tantalum	E.S.R. Electronics	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	Jiangxi Tuohong New Raw Material	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China

Metal	Standard Smelter Name	Smelter Location
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Alpha	United States
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Gita Pesona	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand

Metal	Standard Smelter Name	Smelter Location
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	Phoenix Metal Ltd.	Rwanda
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	PT Inti Stania Prima	Indonesia
Tin	CV Ayi Jaya	Indonesia
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	CV Dua Sekawan	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Metallo-Chimique N.V.	Belgium
Tin	Elmet S.L.U.	Spain
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	An Thai Minerals Co., Ltd.	Vietnam
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China